Exhibit 99.1
CRITEO REPORTS STRONG FIRST QUARTER 2022 RESULTS

Q1 Activated Media Spend Up 12%
Q1 Contribution ex-TAC in Line and Adjusted EBITDA Above Guidance

NEW YORK - May 4, 2022 - Criteo S.A. (NASDAQ: CRTO) ("Criteo" or the "Company"), the commerce media company, today announced financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Financial Highlights:

The following table summarizes our consolidated financial results for the three months ended March 31, 2022:

	Three Months Ended
	March 31,
	2022	2021	YoY Change
	(in millions, except EPS data)
GAAP Results
Revenue	$511	$541	(6)%
Gross Profit	$184	$179	3%
Net Income	$21	$23	(9)%
Gross Profit margin	36%	33%	3ppt
Diluted EPS	$0.32	$0.35	(9)%
Cash from operating activities	$75	$77	(3)%
Cash and cash equivalents	$589	$520	13%

Non-GAAP Results[1]
Contribution ex-TAC	$217	$213	2%
Contribution ex-TAC margin	42%	39%	3ppt
Adjusted EBITDA	$63	$76	(17)%
Adjusted diluted EPS	$0.53	$0.67	(21)%
Free Cash Flow (FCF)	$69	$64	9%
FCF / Adjusted EBITDA	110%	84%	26ppt

“We are off to a solid start in 2022 and continue to move full steam ahead to scale our Commerce Media Platform and Retail Media capabilities. With our unique access to over $1 trillion of e-commerce sales, 16 years of commerce-focused AI expertise, reaching 725 million daily active users, we’re enabling our clients to capitalize on the next big evolution in advertising,” said Megan Clarken, Chief Executive Officer.

Operating Highlights

•Retail Media Contribution ex-TAC grew 48% year-over-year at constant currency2, and same-retailer Contribution ex-TAC3 for Retail Media increased 51% year-over-year.
•Marketing Solutions Contribution ex-TAC grew 2% year-over-year at constant currency2.
•We expanded our platform adoption with large marketplaces and retailers, including Flipkart and eBay.
•We signed a global partnership with Ascential and a U.S. partnership with another large agency holding company to accelerate the demand and supply growth of our Retail Media business.
•Criteo's activated media spend4 by the Commerce Media Platform for marketers and media owners was over $2.7 billion in the last 12 months and $645 million in Q1, growing 12% at constant currency2.
•We had 725 million Daily Active Users (DAUs), over 60% of which on the web are addressable through media owners we have direct access to, as we continue to build Criteo's first-party commerce media network.
•Brian Gleason was appointed Chief Revenue Officer to lead Criteo's global commercial organization.

___________________________________________________
1 Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted diluted EPS and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.
2 Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the 2021 average exchange rates for the relevant period to 2022 figures.
3 Same-client profitability or Contribution ex-TAC is the profitability or Contribution ex-TAC generated by clients that were live with us in a given quarter and are still live with us the same quarter in the following year.
4 Activated media spend is defined as the sum of our Marketing Solutions revenue and the media spend activated on behalf of our Retail Media clients.

Financial Summary

Revenue for Q1 2022 was $511 million, gross profit was $184 million and Contribution ex-TAC was $217 million. Net income for Q1 was $21 million, or $0.32 per share on a diluted basis. Adjusted EBITDA for Q1 was $63 million, resulting in an adjusted diluted EPS of $0.53. At constant currency, Revenue for Q1 decreased by 1%, gross profit increased 8% and Contribution ex-TAC increased by 6%. Cash flow from operating activities was $75 million and Free Cash Flow was $69 million, up 9% in Q1, representing a Free Cash Flow conversion rate of 110% of Adjusted EBITDA. As of March 31, 2022, we had $621 million in cash and marketable securities on our balance sheet.
Sarah Glickman, Chief Financial Officer, said, "We delivered solid top-line performance, profitability and free cash flow in the first quarter despite a slower macro environment and the suspension of our Russia operations. During the quarter, we resumed the execution of our share repurchase program which was extended earlier this year as part of our commitment to drive shareholder value. Overall, we are confident in our growth outlook as we continue to scale and execute on our Commerce Media Platform strategy.”

First Quarter 2022 Results

Revenue, Gross Profit and Contribution ex-TAC

Revenue decreased by 6% year-over-year in Q1 2022, or 1% at constant currency, to $511 million (Q1 2021: $541 million). Gross profit increased by 3% year-over-year in Q1 2022, or 8% at constant currency, to $184 million (Q1 2021: $179 million). Gross profit as a percentage of revenue, or gross profit margin, was 36% (Q1 2021: 33%). Contribution ex-TAC in the first quarter increased 2% year-over-year, or 6% at constant currency, to $217 million (Q1 2021: $213 million). Contribution ex-TAC as a percentage of revenue, or Contribution ex-TAC margin, was 42% (Q1 2021: 39%), up 280 basis points year-over-year, largely driven by Retail Media and the acceleration of our client transition to the Company's platform.

•Marketing Solutions revenue decreased 4%, or increased 1% at constant currency, and Marketing Solutions Contribution ex-TAC decreased 3%, or increased 2% at constant currency, driven by healthy demand from Retail clients, partially offset by anticipated identity and privacy changes and the suspension of the Company's operations in Russia.
•Retail Media revenue decreased 19%, or 18% at constant currency, reflecting the impact related to the ongoing client migration to the Company's platform. Retail Media Contribution ex-TAC increased 46%, or 48% at constant currency, driven by continued strength in Retail Media onsite, new client integrations and growing network effects of the platform.

Net Income and Adjusted Net Income

Net income was $21 million in Q1 2022 (Q1 2021: $23 million). Net income margin as a percentage of revenue was 4% (Q1 2021: 4%). Net income available to shareholders of Criteo was $21 million, or $0.32 per share on a diluted basis (Q1 2021: $22 million, or $0.35 per share on a diluted basis).

Adjusted net income, or net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs, restructuring related and transformation costs and the tax impact of these adjustments, was $34 million, or $0.53 per share on a diluted basis (Q1 2021: $43 million, or $0.67 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA was $63 million, above the high end of the Company's guidance, representing a decrease of 17% year-over-year, or 12% at constant currency, (Q1 2021: $76 million). This was driven by growth investments including a higher headcount, partially offset by higher Contribution ex-TAC over the period. Adjusted EBITDA as a percentage of Contribution ex-TAC, or Adjusted EBITDA margin, was 29% (Q1 2021: 36%).

Operating expenses increased 8% year-over-year to $156 million (Q1 2021: $144 million), mostly driven by higher headcount-related expense, including equity awards compensation expense, balanced with effective cost management. Operating expenses, excluding the impact of equity awards compensation expense, pension costs, acquisition-related costs, restructuring related and transformation costs, and depreciation and amortization, which we refer to as Non-GAAP operating expenses, increased by 15% or $18 million, to $136 million (Q1 2021: $118 million).

Cash Flow, Cash and Financial Liquidity Position

Cash flow from operating activities decreased 3% year-over-year to $75 million in Q1 2022 (Q1 2021: $77 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, increased 9% to $69 million in Q1 2022 (Q1 2021: $64 million), driving a Free Cash Flow conversion rate of 110% of Adjusted EBITDA in 2021 (Q1 2021: 84%).

Cash and cash equivalents increased $74 million compared to December 31, 2021 to $589 million, after spending approximately $8 million on share repurchases in the first quarter of 2022.

As of March 31, 2022, the Company had total financial liquidity of approximately $1 billion, including its cash position, marketable securities, Revolving Credit Facility and treasury shares reserved for M&A.

2022 Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of May 4, 2022.

Second quarter 2022 guidance:
•We expect Contribution ex-TAC between $220 million and $224 million, or year-over-year growth at constant-currency of +4% to +6%.
•We expect Adjusted EBITDA between $49 million and $53 million.

Fiscal year 2022 guidance:
•We now expect Contribution ex-TAC to grow by 8% to 10% at constant currency, reflecting the suspension of our Russia operations and lower Contribution ex-TAC for Europe due to higher traffic acquisition costs for global supply contracts denominated in USD.
•We continue to expect an Adjusted EBITDA margin of approximately 32% of Contribution ex-TAC and a Free Cash Flow conversion rate of about 45% of Adjusted EBITDA.

The above guidance for the second quarter and fiscal year ending December 31, 2022 assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.885, a U.S. dollar-Japanese Yen rate of 117, a U.S. dollar-British pound rate of 0.761, a U.S. dollar-Korean Won rate of 1,190 and a U.S. dollar-Brazilian real rate of 5.30.

The above guidance does not include the acquisition of IPONWEB and assumes that no additional acquisitions are completed during the second quarter of 2022 or the fiscal year ended December 31, 2022.

Reconciliations of Contribution ex-TAC, Adjusted EBITDA and Adjusted EBITDA margin guidance to the closest corresponding U.S. GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission ("SEC"): Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Contribution ex-TAC is a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other costs of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business.

Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs and restructuring related and transformation costs.

Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, pension service costs, depreciation and amortization expense, acquisition-related costs and restructuring related and transformation costs, Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business.

Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring related and transformation costs and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital.

In particular, we believe that by eliminating equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring related and transformation costs and the tax impact of these adjustments, Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow Conversion is defined as free cash flow divided by Adjusted EBITDA. Free Cash Flow and Free Cash Flow Conversion are key measures used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow and Free Cash Flow Conversion permit a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, and restructuring related and transformation costs. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Contribution ex-TAC to gross profit, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending June 30, 2022 and the year ending December 31, 2022, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding the scope and impact of the COVID-19 pandemic on our employees, operations, revenue and cash flows, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, including without limitation uncertainty regarding the timing and scope of proposed changes to and enhancements of the Chrome browser announced by Google, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, including the successful completion of our acquisition of IPONWEB, uncertainty regarding international growth and expansion (including related to changes in a specific country's or region's political or economic conditions), the impact of the invasion of Ukraine by Russia, including any resulting sanctions, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Contribution ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on February 25, 2022, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, the COVID-19 pandemic continues to have an impact on Criteo's business, financial condition, cash flow and results of operations. There are uncertainties about the duration and the extent of the impact of the COVID-19 pandemic.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s senior management team will discuss the Company’s earnings on a call that will take place today, May 4, 2022, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company's website at https://criteo.investorroom.com/ and will subsequently be available for replay.

•United States:         +1 855 209 8212
•International:            +1 412 317 0788
•France                080-510-2319

Please ask to be joined into the "Criteo" call.

About Criteo

Criteo (NASDAQ: CRTO) is the global technology company that provides the world's leading Commerce Media Platform. 2,900 Criteo team members partner with 22,000 marketers and thousands of media owners around the globe to activate the world's largest set of commerce data to drive better commerce outcomes. By powering trusted and impactful advertising, Criteo brings richer experiences to every consumer while supporting a fair and open internet that enables discovery, innovation and choice. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Melanie Dambre, Director, Investor Relations, m.dambre@criteo.com

Criteo Public Relations
Jessica Meyers, Director PR, Americas, j.meyers@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$589,343	$515,527
Trade receivables, net of allowances of $48.7 million and $45.4 million at March 31, 2022 and December 31, 2021, respectively	479,636	581,988
Income taxes	10,131	8,784
Other taxes	72,869	73,388
Other current assets	45,460	34,182
Marketable securities - current portion	31,387	50,299
Total current assets	1,228,826	1,264,168
Property, plant and equipment, net	129,164	139,961
Intangible assets, net	79,441	82,627
Goodwill	328,125	329,699
Right of Use Asset - operating lease	110,784	120,257
Marketable securities - non current portion	—	5,000
Non-current financial assets	6,855	6,436
Deferred tax assets	32,145	35,443
Total non-current assets	686,514	719,423
Total assets	$1,915,340	$1,983,591

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$374,601	$430,245
Contingencies	2,864	3,059
Income taxes	7,450	6,641
Financial liabilities - current portion	3,481	642
Lease liability - operating - current portion	31,373	34,066
Other taxes	58,780	60,236
Employee - related payables	93,817	98,136
Other current liabilities	40,149	39,523
Total current liabilities	612,515	672,548
Deferred tax liabilities	2,942	3,053
Defined benefit plans	4,638	5,531
Financial liabilities - non current portion	354	360
Lease liability - operating - non current portion	84,692	93,893
Other non-current liabilities	7,676	9,886
Total non-current liabilities	100,302	112,723
Total liabilities	712,817	785,271
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 65,905,394 and 65,883,347 shares authorized, issued and outstanding at March 31, 2022 and December 31, 2021, respectively.	2,150	2,149
Treasury stock, 5,327,644 and 5,207,873 shares at cost as of March 31, 2022 and December 31, 2021, respectively.	(137,330)	(131,560)
Additional paid-in capital	740,515	731,248
Accumulated other comprehensive income (loss)	(56,501)	(40,294)
Retained earnings	619,641	601,588
Equity - attributable to shareholders of Criteo S.A.	1,168,475	1,163,131
Non-controlling interests	34,048	35,189
Total equity	1,202,523	1,198,320
Total equity and liabilities	$1,915,340	$1,983,591

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended
	March 31,
	2022	2021	YoY Change

Revenue	$510,567	$541,077	(6)%

Cost of revenue
Traffic acquisition cost	(293,650)	(327,667)	(10)%
Other cost of revenue	(32,893)	(34,712)	(5)%

Gross profit	184,024	178,698	3%

Operating expenses:
Research and development expenses	(34,027)	(31,697)	7%
Sales and operations expenses	(88,999)	(79,354)	12%
General and administrative expenses	(33,336)	(33,428)	—%
Total Operating expenses	(156,362)	(144,479)	8%
Income from operations	27,662	34,219	(19)%
Financial and Other income (expense)	4,030	(718)	NM
Income before taxes	31,692	33,501	(5)%
Provision for income taxes	(10,414)	(10,051)	4%
Net Income	$21,278	$23,450	(9)%

Net income available to shareholders of Criteo S.A.	$20,587	$22,406	(8)%
Net income available to non-controlling interests	$691	$1,044	(34)%

Weighted average shares outstanding used in computing per share amounts:
Basic	60,738,299	60,741,674
Diluted	63,613,550	64,077,409

Net income allocated to shareholders per share:
Basic	$0.34	$0.37	(8)%
Diluted	$0.32	$0.35	(9)%

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2022	2021	YoY Change
Net income	$21,278	$23,450	(9)%
Non-cash and non-operating items	34,726	30,017	16%
- Amortization and provisions	26,611	17,225	54%
- Equity awards compensation expense (1)	9,489	7,215	32%
- Net gain or (loss) on disposal of non-current assets	9	3,945	(100)%
- Change in deferred taxes	2,868	4,998	(43)%
- Change in income taxes	(432)	(3,379)	(87)%
- Other	(3,819)	13	NM
Changes in working capital related to operating activities	18,926	23,895	(21)%
- (Increase) / Decrease in trade receivables	92,738	47,226	96%
- Increase / (Decrease) in trade payables	(49,672)	(10,640)	NM
- (Increase) / Decrease in other current assets	(18,947)	(5,050)	NM
- Increase / (Decrease) in other current liabilities	(3,182)	(4,527)	(30)%
- Change in operating lease liabilities and right of use assets	(2,011)	(3,114)	(35)%
CASH FROM OPERATING ACTIVITIES	74,930	77,362	(3)%
Acquisition of intangible assets, property, plant and equipment	(10,857)	(11,953)	(9)%
Change in accounts payable related to intangible assets, property, plant and equipment	5,293	(1,827)	NM
Payment for businesses, net of cash acquired	—	—	NM
Change in other non-current financial assets	22,489	(3,252)	NM
CASH USED FOR INVESTING ACTIVITIES	16,925	(17,032)	NM
Proceeds from borrowings under line-of-credit agreement	78,513	—	NM
Repayment of borrowings	(78,513)	(182)	NM
Proceeds from exercise of stock options	271	2,074	(87)%
Repurchase of treasury stocks	(8,304)	(4,930)	68%
Change in other financial liabilities	6,666	(378)	NM
CASH USED FOR FINANCING ACTIVITIES	(1,367)	(3,416)	(60)%
Effect of exchange rates changes on cash and cash equivalents	(16,673)	(24,865)	(33)%
Net increase in cash and cash equivalents	73,815	32,049	NM
Net cash and cash equivalents at beginning of period	515,527	488,011	6%
Net cash and cash equivalents at end of period	$589,342	$520,060	13%

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(7,978)	$(8,432)	(5)%
Cash paid for interest	$(365)	$(367)	(1)%

(1) Share-based compensation expense according to ASC 718 Compensation - stock compensation accounted for $9.0 million and $6.8 million of equity awards compensation expense for the quarter ended March 31, 2022 and 2021, respectively.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2022	2021	YoY Change

CASH FROM OPERATING ACTIVITIES	$74,930	$77,362	(3)%
Acquisition of intangible assets, property, plant and equipment	(10,857)	(11,953)	(9)%
Change in accounts payable related to intangible assets, property, plant and equipment	5,293	(1,827)	NM
FREE CASH FLOW (1)	$69,366	$63,582	9%

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Contribution ex-TAC to Gross Profit
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2022	2021	YoY Change	YoY Change at Constant Currency

Gross Profit	184,024	178,698	3%	8%

Other Cost of Revenue	32,893	34,712	(5)%	(1)%

Contribution ex-TAC (1)	$216,917	$213,410	2%	5%

(1) We define Contribution ex-TAC as a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other cost of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Contribution ex-TAC has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Contribution ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Contribution ex-TAC alongside our other U.S. GAAP financial result measures. The above table provides a reconciliation of Contribution ex-TAC to gross profit.

CRITEO S.A.
Segment Information
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
Segment	2022	2021	YoY Change	YoY Change at Constant Currency
Revenue
Marketing Solutions	$463,888	$483,190	(4)%	1%
Retail Media (2)	46,679	57,887	(19)%	(18)%
Total	510,567	541,077	(6)%	(1)%

Contribution ex-TAC
Marketing Solutions	186,088	192,317	(3)%	2%
Retail Media (2)	30,829	21,093	46%	48%
Total (1)	$216,917	$213,410	2%	6%

(1) We define Contribution ex-TAC as a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other cost of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Contribution ex-TAC has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Contribution ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Contribution ex-TAC alongside our other U.S. GAAP financial result measures. The above table provides a reconciliation of Contribution ex-TAC to gross profit.

(2) Criteo operates as two reportable segments as of December 31, 2021. The table above presents the operating results of our Marketing Solutions and Retail Media segments. A strategic building block of Criteo’s Commerce Media Platform, the Retail Media Platform, introduced in June 2020, and reported under the retail media segment, is a self-service solution providing transparency, measurement and control to brands and retailers. In all arrangements running on this platform, Criteo recognizes revenue on a net basis, whereas revenue from arrangements running on legacy Retail Media solutions are accounted for on a gross basis. We expect most clients using Criteo’s legacy Retail Media solutions to transition to this platform by the second half of 2022. As new clients onboard and existing clients transition to the Retail Media Platform, Revenue may decline but Contribution ex-TAC margin is expected to increase. Contribution ex-TAC is not impacted by this transition.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2022	2021	YoY Change
Net income	$21,278	$23,450	(9)%
Adjustments:
Financial and Other (Income) expense	(4,030)	718	NM
Provision for income taxes	10,414	10,051	4%
Equity awards compensation expense	9,490	7,882	20%
Research and development	3,967	2,496	59%
Sales and operations	2,568	2,369	8%
General and administrative	2,955	3,017	(2)%
Pension service costs	275	338	(19)%
Research and development	142	175	(19)%
Sales and operations	40	53	(25)%
General and administrative	93	110	(15)%
Depreciation and amortization expense	22,144	21,854	1%
Cost of revenue (data center equipment)	14,632	15,244	(4)%
Research and development	3,293	1,753	88%
Sales and operations	3,609	3,954	(9)%
General and administrative	610	903	(32)%
Acquisition-related costs	2,544	—	NM
General and administrative	2,544	—	NM
Restructuring related and transformation (gain) costs (1)	710	11,636	(94)%
Research and development	9	1,436	(99)%
Sales and operations	456	7,367	(94)%
General and administrative	245	2,833	(91)%
Total net adjustments	41,547	52,479	(21)%
Adjusted EBITDA (2)	$62,825	$75,929	(17)%

(1) For the Three Months ended March 2022, and March 2021, respectively, the Company recognized restructuring related and transformation costs following its new organizational structure implemented to support its Commerce Media Platform strategy:

	Three Months Ended
	March 31,
	2022	2021
(Gain) from forfeitures of share-based compensation awards	—	(666)
Facilities related (gain) costs	533	6,616
Payroll related (gain) costs	—	5,152
Consulting costs related to transformation	177	534
Total restructuring related and transformation (gain) costs	$710	$11,636
For the three months ended March 31, 2022 and March 31, 2021, respectively, the cash outflows related to restructuring related and transformation costs were $0.9 million and $6.1 million, and were mainly comprised of payroll costs, broker and termination penalties related to real-estate facilities and other consulting fees.

(2) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, depreciation and amortization expense and restructuring related and transformation costs. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operational plans. In particular, we believe that the elimination of equity awards compensation expense, pension service costs, and restructuring related and transformation costs in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2022	2021	YoY Change
Research and Development expenses	$(34,027)	$(31,697)	7%
Equity awards compensation expense	3,967	2,496	59%
Depreciation and Amortization expense	3,293	1,753	88%
Pension service costs	142	175	(19)%
Restructuring related and transformation (gain) costs	9	1,436	(99)%
Non GAAP - Research and Development expenses	(26,616)	(25,837)	3%
Sales and Operations expenses	(88,999)	(79,354)	12%
Equity awards compensation expense	2,568	2,369	8%
Depreciation and Amortization expense	3,609	3,954	(9)%
Pension service costs	40	53	(25)%
Restructuring related and transformation (gain) costs	456	7,367	(94)%
Non GAAP - Sales and Operations expenses	(82,326)	(65,611)	25%
General and Administrative expenses	(33,336)	(33,428)	—%
Equity awards compensation expense	2,955	3,017	(2)%
Depreciation and Amortization expense	610	903	(32)%
Pension service costs	93	110	(15)%
Acquisition-related costs	2,544	—	NM
Restructuring related and transformation (gain) costs	245	2,833	(91)%
Non GAAP - General and Administrative expenses	(26,889)	(26,565)	1%
Total Operating expenses	(156,362)	(144,479)	8.2%
Equity awards compensation expense	9,490	7,882	20%
Depreciation and Amortization expense	7,512	6,610	14%
Pension service costs	275	338	(19)%
Acquisition-related costs	2,544	—	NM
Restructuring related and transformation (gain) costs	710	11,636	(94)%
Total Non GAAP Operating expenses (1)	$(135,831)	$(118,013)	15%

(1) We define Non-GAAP Operating Expenses as our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, acquisition-related costs and restructuring related and transformation costs. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures we use to provide our quarterly and annual business outlook to the investment community.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2022	2021	YoY Change
Equity awards compensation expense
Research and development	$3,967	$2,496	59%
Sales and operations	2,568	2,369	8%
General and administrative	2,955	3,017	(2)%
Total equity awards compensation expense	9,490	7,882	20%

Pension service costs
Research and development	142	175	(19)%
Sales and operations	40	53	(25)%
General and administrative	93	110	(15)%
Total pension service costs	275	338	(19)%

Depreciation and amortization expense
Cost of revenue (data center equipment)	14,632	15,244	(4)%
Research and development	3,293	1,753	88%
Sales and operations	3,609	3,954	(9)%
General and administrative	610	903	(32)%
Total depreciation and amortization expense	22,144	21,854	1%

Acquisition-related costs
General and administrative	2,544	—	NM
Total acquisition-related costs	2,544	—	NM

Restructuring related and transformation (gain) costs
Research and development	9	1,436	(99)%
Sales and operations	456	7,367	(94)%
General and administrative	245	2,833	(91)%
Total restructuring related and transformation (gain) costs	$710	$11,636	(94)%

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended
	March 31,
	2022	2021	YoY Change

Net income	$21,278	$23,450	(9)%
Adjustments:
Equity awards compensation expense	9,490	7,882	20%
Amortization of acquisition-related intangible assets	3,708	2,935	26%
Acquisition-related costs	2,544	—	NM
Restructuring related and transformation (gain) costs	710	11,636	(94)%
Tax impact of the above adjustments (1)	(3,956)	(2,751)	44%
Total net adjustments	12,496	19,702	(37)%
Adjusted net income (2)	$33,774	$43,152	(22)%

Weighted average shares outstanding
- Basic	60,738,299	60,741,674
- Diluted	63,613,550	64,077,409

Adjusted net income per share
- Basic	$0.56	$0.71	(21)%
- Diluted	$0.53	$0.67	(21)%

(1) We consider the nature of the adjustment to determine its tax treatment in the various tax jurisdictions we operate in. The tax impact is calculated by applying the actual tax rate for the entity and period to which the adjustment relates.
(2) We define Adjusted Net Income as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs, restructuring related and transformation costs, and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring related and transformation costs and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition-related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2022	2021	YoY Change

Revenue as reported	$510,567	$541,077	(6)%
Conversion impact U.S. dollar/other currencies	25,595
Revenue at constant currency(1)	536,162	541,077	(1)%

Traffic acquisition costs as reported	(293,650)	(327,667)	(10)%
Conversion impact U.S. dollar/other currencies	(15,308)
Traffic Acquisition Costs at constant currency(1)	(308,958)	(327,667)	(6)%

Contribution ex-TAC as reported(2)	216,917	213,410	2%
Conversion impact U.S. dollar/other currencies	10,287
Contribution ex-TAC at constant currency(2)	227,204	213,410	6%
Contribution ex-TAC(2)/Revenue as reported	42%	39%

Other cost of revenue as reported	(32,893)	(34,712)	(5)%
Conversion impact U.S. dollar/other currencies	(1,554)
Other cost of revenue at constant currency(1)	(34,447)	(34,712)	(1)%

Gross Profit as reported	184,024	178,698	3%
Conversion impact U.S. dollar/other currencies	8,733
Gross Profit at constant currency(1)	192,757	178,698	8%

Adjusted EBITDA(3)	62,825	75,929	(17)%
Conversion impact U.S. dollar/other currencies	3,647
Adjusted EBITDA(3) at constant currency(1)	$66,472	$75,929	(12)%
Adjusted EBITDA(3)/Contribution ex-TAC(2)	29%	36%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and board of directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Contribution ex-TAC to Gross Profit" for a reconciliation of Contribution ex-TAC to gross profit.

(3) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.

CRITEO S.A.
Information on Share Count
(unaudited)

	Three Months Ended
	2022	2021
Shares outstanding as at January 1,	60,675,474	60,639,570
Weighted average number of shares issued during the period	62,825	102,104
Basic number of shares - Basic EPS basis	60,738,299	60,741,674
Dilutive effect of share options, warrants, employee warrants - Treasury method	2,875,251	3,335,736
Diluted number of shares - Diluted EPS basis	63,613,550	64,077,410

Shares issued as March 31, before Treasury stocks	65,905,394	66,391,906
Treasury stock as of March 31,	(5,327,644)	(5,597,601)
Shares outstanding as of March 31, after Treasury stocks	60,577,750	60,794,305
Total dilutive effect of share options, warrants, employee warrants	6,361,622	7,458,737
Fully diluted shares as at March 31,	66,939,372	68,253,042

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	YoY Change	QoQ Change	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020

Clients	5%	(0.7)%	21,597	21,745	21,747	21,332	20,626	21,460	20,565	20,359	20,360

Revenue	(6)%	(22)%	510,567	653,267	508,580	551,311	541,077	661,282	470,345	437,614	503,376
Americas	(4)%	(32)%	194,847	287,270	204,428	221,227	203,900	312,817	204,618	185,674	191,745
EMEA	(9)%	(17)%	193,954	234,559	188,354	209,303	212,096	232,137	167,800	159,621	190,114
APAC	(3)%	(7)%	121,766	131,438	115,798	120,781	125,081	116,328	97,927	92,319	121,517

Revenue	(6)%	(22)%	510,567	653,267	508,580	551,311	541,077	661,282	470,345	437,614	503,376
Marketing Solutions	(4)%	(20)%	463,888	577,962	458,622	487,465	483,190	543,262	412,126	381,270	469,773
Retail Media (2)	(19)%	(38)%	46,679	75,305	49,958	63,846	57,887	118,020	58,219	56,344	33,603

TAC	(10)%	(22)%	(293,650)	(377,076)	(297,619)	(331,078)	(327,667)	(408,108)	(284,401)	(257,698)	(297,364)
Marketing Solutions	(4)%	(21)%	(277,800)	(349,584)	(276,498)	(294,132)	(290,873)	(324,017)	(243,616)	(218,990)	(273,057)
Retail Media (2)	(57)%	(42)%	(15,850)	(27,492)	(21,121)	(36,946)	(36,794)	(84,091)	(40,785)	(38,708)	(24,307)

Contribution ex-TAC (1)	2%	(21)%	216,917	276,191	210,961	220,233	213,410	253,174	185,944	179,916	206,012
Marketing Solutions	(3)%	(19)%	186,088	228,378	182,124	193,333	192,317	219,245	168,510	162,280	196,716
Retail Media (2)	46%	(36)%	30,829	47,813	28,837	26,900	21,093	33,929	17,434	17,636	9,296

Cash flow from operating activities	(3)%	14%	74,930	66,012	51,179	26,360	77,362	44,080	51,156	33,377	56,743

Capital expenditures	(60)%	(45)%	5,564	10,145	15,957	13,128	13,780	22,302	12,898	18,532	11,737

Capital expenditures/Revenue	(1)ppt	(1)ppt	1%	2%	3%	2%	3%	3%	3%	4%	2%

Net cash position	13%	14%	589,343	515,527	497,458	489,521	520,060	488,011	626,744	578,181	436,506

Headcount	16%	6%	2,939	2,781	2,658	2,572	2,532	2,594	2,636	2,685	2,701

Days Sales Outstanding (days - end of month)	10 days	(9) days	74	65	70	66	64	56	62	61	62

(1) We define Contribution ex-TAC as a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other cost of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Contribution ex-TAC has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Contribution ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Contribution ex-TAC alongside our other U.S. GAAP financial result measures.

(2) Criteo operates as two reportable segments as of December 31, 2021. The table above presents the operating results of our Marketing Solutions and Retail Media segments. A strategic building block of Criteo’s Commerce Media Platform, the Retail Media Platform, introduced in June 2020, and reported under the retail media segment, is a self-service solution providing transparency, measurement and control to brands and retailers. In all arrangements running on this platform, Criteo recognizes revenue on a net basis, whereas revenue from arrangements running on legacy Retail Media solutions are accounted for on a gross basis. We expect most clients using Criteo’s legacy Retail Media solutions to transition to this platform by the second half of 2022. As new clients onboard and existing clients transition to the Retail Media Platform, Revenue may decline but Contribution ex-TAC margin is expected to increase. Contribution ex-TAC is not impacted by this transition.